UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2012

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2012, Lonnie A. "Bo" Pilgrim submitted his resignation as the Founder Director of Pilgrim's Pride Corporation ("Pilgrim's Pride"), effective immediately. Mr. Pilgrim's Consulting Agreement dated September 16, 2009 with Pilgrim's Pride will remain in effect and is not affected by the resignation, except that, with the submission of his resignation, Mr. Pilgrim waived his right to continue his service as a director of Pilgrims Pride. The Board of Directors of Pilgrim's Pride will begin a search to fill the vacancy on the Board of Directors that will be created by Mr. Pilgrim's resignation as soon as practicable.

Item 7.01     Regulation FD Disclosure

Pilgrim's Pride has been notified by JBS USA Holdings, Inc. ("JBS"), its majority stockholder, that Lonnie A. "Bo" Pilgrim, Pilgrim Interests Ltd., PFCP, Ltd., and two family trusts have entered into an agreement to sell JBS 18,924,438 shares of Pilgrim's Pride's common stock for $107,626,268 in a private transaction. This agreement was entered into on March 12, 2012, with an anticipated closing date of March 26, 2012. This transaction will result in an increase in JBS's ownership to 75.3% of Pilgrim's outstanding common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned thereunto duly authorized.

PILGRIM'S PRIDE CORPORATION
Date: March 13, 2012	By: /s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer